EXHIBIT 28
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                                                                  EXECUTION COPY

                                VOTING AGREEMENT

         VOTING AGREEMENT (this "Agreement") dated June 26, 2004, by and among NELSON PELTZ ("Peltz"), PETER W. MAY ("May") and GREGORY H. SACHS ("Sachs"). Peltz and May are sometimes each referred to herein as a "Stockholder".

                                    RECITALS

         WHEREAS, Triarc Companies, Inc., a Delaware corporation ("Triarc"), Sachs Capital Management LLC, Scott A. Roberts, Deerfield Partners Fund II LLC, Marvin Shrear and Sachs are parties to that certain Purchase Agreement, dated as of the date hereof (as amended, supplemented or otherwise modified from time to time, the "Purchase Agreement"), relating to the sale of certain membership interests in Deerfield & Company LLC ("D&C") to Triarc;

         WHEREAS, in connection with the transactions contemplated by the Purchase Agreement, on the date hereof Sachs has entered into an employment agreement (the "Employment Agreement") with D&C and Deerfield Capital Management LLC, which Employment Agreement shall become effective upon the Closing (as defined in the Purchase Agreement); and

         WHEREAS, as an inducement to Sachs to enter into the Employment Agreement, the Stockholders agree to take the actions specified herein on the terms and conditions set forth below;

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein and other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                                     VOTING

         1.1 Agreement to Vote. In order to induce Sachs to enter into the Purchase Agreement and the Employment Agreement, each Stockholder agrees that he shall, and shall cause the record holder thereof to, at any meeting of Triarc's stockholders at which such matter is presented, vote all outstanding Shares (as defined below) "beneficially owned" (as defined in Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Act")) as of such date by such Stockholder or any of his Family Members or Affiliates (as such terms are defined below) and entitled to vote thereon in favor of the approval of the Additional Bonus (as defined in the Employment Agreement).

         As used in this Agreement, "Shares" shall mean the shares of Class A Common Stock, par value $0.10 per share, of Triarc, and shares of Class B Common

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Stock, par value $0.10 per share, of Triarc; "Family Members" shall mean as to any Stockholder, such Stockholder's spouse or minor children; and "Affiliate" shall have the meaning set forth in Rule 12b-2 of the General Rules and Regulations under the Act.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         Each Stockholder, severally and not jointly, represents and warrants to Sachs as follows:

         2.1 Power. Such Stockholder has the requisite legal capacity to execute and deliver this Agreement, to perform his obligations hereunder and to consummate the transactions contemplated hereby.

         2.2 Enforceability. This Agreement has been duly executed and delivered by such Stockholder and constitutes a legal, valid and binding agreement of such Stockholder, enforceable against such Stockholder in accordance with its terms.

         2.3 Ownership. As of the date set forth therein, the Stockholders beneficially own the number of Shares disclosed as beneficially owned by them in Amendment No.17 to the Schedule 13-D filed by the Stockholders relating to Triarc.

                                   ARTICLE III

                                  MISCELLANEOUS

         3.1 Effectiveness; Termination. This Agreement shall not become effective unless the Closing (as defined in the Purchase Agreement) has occurred. Upon the earlier of (i) a termination of the Purchase Agreement pursuant to Article X of the Purchase Agreement or (ii) the first date following the 2005 Annual Meeting of Triarc's stockholders, if the Stockholders have been in material compliance with the terms of this Agreement and Triarc has materially complied with its obligations under the Purchase Agreement concerning the seeking of stockholder approval of the Additional Bonus and retaining a proxy solicitation firm to solicit proxies in favor of such approval, this Agreement shall automatically be terminated and be of no force or effect without any of the parties hereto being required to take any action.

         3.2 Notices. Any notice, request, instruction or other communication under this Agreement shall be in writing and delivered by hand or overnight courier service or by facsimile:

                  To a Stockholder:

                          Triarc Companies, Inc.
                          280 Park Avenue
                          New York, New York  10017

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                          Attn:  Brian L. Schorr, Esq.
                          Facsimile No.: (212) 451-3216

                  To Sachs:

                          Deerfield & Company LLC
                          8700 West Bryn Mawr Avenue
                          12th Floor
                          Chicago, IL  60631
                          Attn:  Gregory H. Sachs
                          Facsimile No.:  (773) 380-1631

or to such other persons, addresses or facsimile numbers as may be designated in writing by the person entitled to receive such communication as provided above. Each such communication shall be effective (a) if delivered by hand, when such delivery is made at the address specified in this Section 3.2, (b) if delivered by overnight courier service, the next business day after such communication is sent to the address specified in this Section 4.2, or (c) if delivered by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section 3.2 and appropriate confirmation is received.

         3.3 Transferees, Successors and Assigns; Third Party Beneficiaries. Except for transfers to Family Members or Affiliates, either Stockholder may sell, give, assign or otherwise dispose of (whether by operation of law or otherwise) any and all Shares free and clear of the rights and obligations of this Agreement. No individual or entity other than the parties hereto is intended to be a beneficiary of this Agreement.

         3.4      Amendment and Waiver.

                  (a) No failure or delay on the part of any party hereto in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to the parties hereto at law, in equity or otherwise.

                  (b) Any amendment, supplement or modification of or to any provision of this Agreement, any waiver of any provision of this Agreement, and any consent to any departure by any party from the terms of any provision of this Agreement, shall be effective only if it is made or given in writing and signed by Peltz, May and Sachs.

         3.5 Counterparts. This Agreement may be executed in any number of counterparts, and by the parties hereto in separate counterparts each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

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         3.6      Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

         3.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

         3.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

         3.9 Rules of Construction. Unless the context otherwise requires, references to sections or subsections refer to sections or subsections of this Agreement.

         3.10 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties or undertakings, other than those set forth or referred to herein. This Agreement supersedes all prior agreements and understandings among the parties with respect to such subject matter.

         3.11 Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party shall be cumulative with and not exclusive of any other remedy conferred in this Agreement, at law or in equity, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy.

         3.12 Specific Performance. The parties to this Agreement agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

         3.13 Further Assurances. Each of the parties shall, and shall cause their respective affiliates to, execute such documents and perform such further acts as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

                  [Remainder of page intentionally left blank]


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         IN WITNESS WHEREOF, the undersigned have executed, or have caused to be executed, this Voting Agreement on the date first written above.



                                          /s/  Nelson Peltz
                                          -----------------------------------
                                               NELSON PELTZ


                                          /s/  Peter W. May
                                          -----------------------------------
                                               PETER W. MAY


                                          /s/  Gregory H. Sachs
                                          -----------------------------------
                                               GREGORY H. SACHS